EXHIBIT 10.5


                ORGANIZERS' AGREEMENT AND SUBSCRIPTION AGREEMENT

         This Organizers' Agreement is entered into as of the 10th day of May, 2001 by and among the persons signing copies of this Agreement as an Organizer (the "Organizers") and Carolina National Corporation, a South Carolina corporation (the "Company").

         Whereas, the Organizers wish to organize a national bank in Columbia, South Carolina (the "Bank");

         Whereas, the Organizers have caused the Company to be formed to act as a holding company for the Bank; and

         Whereas, the Organizers wish to memorialize their understandings with respect to the organization of the Company and the Bank; and

         Whereas, the Company will advance the organizational expenses of the Bank and raise the funds to purchase the stock of the Bank

         Now, therefore, for and in consideration of the premises and the agreements contained herein the Organizers agree as follows:


                            ORGANIZATION OF THE BANK

     1. The Organizer agrees to serve as an Organizer of the Bank, and to participate in the organizational process in the manner and to the extent required by The National Bank Act and the rules, regulations and policies of the Office of the Comptroller of the Currency (the "OCC"). The Organizer also agrees that he or she will serve as a director of the Bank upon its organization and will endeavor to the best of his or her ability to fully discharge the obligations of a director of a national bank.

     2. The Organizer acknowledges that he understands that he or she will be required to provide certain information concerning his or her background and financial standing to the OCC and the Federal Deposit Insurance Corporation ("FDIC") in connection with the application to organize the Bank and application for insurance of deposits and agrees to promptly furnish such information as may be required. The Organizer further understands that continued participation as an Organizer and, ultimately, as a director of the Bank is subject to the approval of the OCC and FDIC and agrees that, if the approval of either for his participation can not be obtained or is delayed in a way that will substantially delay the opening of the Bank, he or she will withdraw from participation as an Organizer and as a prospective director of the Bank.

     3. The Organizer agrees that the proposed Chief Executive Officer, James A. Gunter, will be the spokesperson for the Organizers.

     4. Each Organizer agrees to promptly notify the proposed Chief Executive Officer of any communication he receives from the OCC or FDIC or any other governmental agency regarding the Bank.

     5. With the exception of any Organizer who also becomes a salaried employee of the Bank, no Organizer shall have the right to receive any compensation for his service as an Organizer or as a director of the Bank unless such compensation has been approved by the directors of the Bank and complies with applicable laws and regulations.

     6. Individual Organizers shall not incur any expense with respect to the Bank without the prior written consent of the proposed Chief Executive Officer.

     7. All correspondence or other communications regarding the organization of the Bank and the other matters contained in this Agreement shall be directed to the appropriate party at the address furnished by such party to the Company in writing.

     8. The Organizers may, with the approval of the majority of Organizers, bring in additional Organizers or replace Organizers who leave the group. Any such additional or replacement Organizer shall sign this Agreement and thereby be bound by its terms.


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                           ORGANIZATION OF THE COMPANY

     9. The Organizer agrees to serve as a director of the Company and use his or her best efforts to assist the Company in raising the funds to capitalize the Bank.

     10. The Organizer agrees to provide any and all information which may be necessary to facilitate the obtaining of the required approval from the Board of Governors of the Federal Reserve System for the Company to acquire the Bank.

     11. This Agreement also constitutes a subscription agreement to purchase $100,000 worth of the shares of the Common Stock of the Company at the public offering price of $10.00 per share. A portion of the purchase price has previously been tendered. The remaining portion or portions thereof shall be paid to the Company five business days after written notice to make such payment is given to each Organizer. The funds paid shall be placed in an escrow account with a commercial bank (the "Escrow Agent") and held in escrow until released as follows:

     (a) The Escrow Agent shall release to the Company $10.00, or a multiple thereof, of the escrowed amount for each Organizer upon delivery to the Escrow Agent of stock certificates for that number of shares which equals one tenth of the amount to be released of common stock of the Company registered in the name of each Organizer. The Escrow Agent or the Company shall hold such stock certificates for the registered owner until requested to deliver the certificates for the registered owner or to the transfer agent for transfer or exchange.

     (b) If the organization of the Bank is abandoned by the Organizers, the Company shall notify the Escrow Agent of any amounts due to vendors, consultants, lenders or others in connection with the effort to organize the Bank and the Escrow Agent shall pay such amounts from the Organizers' subscription funds held in Escrow to the Company, charging a pro rata portion on a per capita basis to the account of each Organizer. Any remaining amount shall be returned to the Organizers pro rata on a per capita basis.

     (c) If the Company obtains one or more loans or lines of credit to fund the organization process it may pledge the escrowed funds to secure such borrowing and, if it does so, the Escrow Agent shall pay such funds to such lenders upon their demands in accordance with the terms of the respective borrowing agreements and charge the amounts so paid to the account of each Organizer pro rata on a per capita basis.

     (d) The Escrow Agent shall invest the escrowed funds in liquid interest bearing investments as directed by the Company. All earnings on the escrowed funds shall be paid to the Organizers submitting such funds.

     12. Each Organizer acknowledges that the subscription funds paid to the Company will be used by the Company (a) to pay organizational and related expenses of the Company and the Bank including stock offering expenses of the Company, (b) for general corporate purposes and (c) to purchase stock of the Bank, if necessary. Each Organizer also acknowledges and agrees that the Company stock subscribed for will, when issued, be restricted as to transfer and the certificates will bear a legend restricting its transfer.

     13. Each Organizer represents and warrants to the Company (a) that he or she is purchasing the Company stock for investment only and not with a view to distribution thereof, (b) that he or she has the ability to withstand the entire loss of the investment and (c) that he or she has had the opportunity to obtain any and all information about the Company that he or she desires.

                                     GENERAL

     14. This Agreement may be executed in multiple counterparts which shall have the same effect as though there were one agreement signed by all parties; provided, however, that the amount of stock subscribed for shall be individual to the Organizer signing the copy of this Agreement on which such amount is set forth and the amount need not be same with respect to each Organizer.

     15. This Agreement shall be governed by the laws of the State of South Carolina and shall inure to the benefit of and be enforceable against the parties hereto their respective heirs, successors and assigns.

     16. This Agreement represents the entire agreement of the Organizers regarding the matters covered by this Agreement and replaces and supercedes all prior Agreements regarding such matters, including specifically, without limitation, an agreement by some of the Organizers to organize a state-chartered bank in Columbia, South Carolina.

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         IN WITNESS  WHEREOF,  the parties hereto have executed this Organizers'
Agreement and Subscription Agreement as of the date first above written.


                              [SIGNATURES OMITTED]




















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